                                                                 EXHIBIT 9(a)(4)



                            PARTICIPATION AGREEMENT

     THIS AGREEMENT, made and entered into this 15th day of November, 1996 by and between WANGER ADVISORS TRUST, an unincorporated business trust formed under the laws of Massachusetts (the "Trust"), and FIRST PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY, a New York life insurance company (the "Company"), on its own behalf and on behalf of each separate account of the Company identified herein.

     WHEREAS, the Trust is a series-type mutual fund offering shares of beneficial interest (the "Trust shares") consisting of one or more separate series ("Series") of shares ("Series shares"), each such series representing an interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Trust was established for the purpose of serving as an investment vehicle for (i) separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies, and (ii) certain pension and retirement plans receiving favorable tax treatment under the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the Company desires that the Trust serve as an investment vehicle for certain separate accounts of the Company;

     NOW, THEREFORE, in consideration of their mutual promises, the Trust and the Company agree as follows:


ARTICLE I.    Additional Definitions
              ----------------------

     1.1. "Account" -- each separate account of the Company described more specifically in Schedule 1 to this Agreement.

     1.2. "Business Day" -- each day that the Trust is open for business as provided in the Trust Prospectus.

     1.3. "Code" -- the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     1.4. "Contracts" -- the class or classes of variable annuity contracts issued by the Company and described more specifically on Schedule 2 to this Agreement.

     1.5. "Contract Owners" -- the owners of the Contracts, as distinguished from all Product Owners.

     1.6. "Investment Adviser" -- the investment manager of the Trust, Wanger Asset Management, L.P.
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     1.7.  "Participating Account" -- a separate account investing all or a portion of its assets in the Trust, including the Account.

     1.8. "Participating Insurance Company" -- any insurance company investing in the Trust on its behalf or on behalf of a Participating Account, including the Company.

     1.9. "Products" -- variable annuity contracts and variable life insurance policies supported by Participating Accounts investing assets attributable thereto in the Trust, including the Contracts.

     1.10.  "Product Owners" -- owners of Products.

     1.11. "Prospectus" -- with respect to a class of Contracts, each version of the definitive prospectus or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act ("Contracts Prospectus"). With respect to Trust shares, each version of the definitive prospectus or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act with respect to a series of the Trust listed on Schedule 3 to this Agreement ("Trust Prospectus"). With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version last filed prior to the taking of such action. For purposes of
Article VIII, the term "Prospectus" shall include any statement of additional information incorporated therein.

     1.12. "Qualified Entity" -- A person or plan, including a pension or retirement plan receiving favorable tax treatment under the Code, that qualifies to purchase shares of the Trust under Section 817(h) of the Code. A natural person having an indirect interest in the Trust by virtue of such natural person's participation in a Qualified Entity is a "Qualified Participant."

     1.13. "Registration Statement" -- with respect to the Trust Shares or a class of Contracts, the registration statement filed with the SEC to register the securities issued thereby under the 1933 Act, or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective. The Contracts Registration Statement is described more specifically on Schedule 2 to this Agreement. The Trust Registration Statement was filed on Form N-1A (File No. 33-83598).

     1.14. "1940 Act Registration Statement" -- with respect to the Trust or the Account, the registration statement filed with the SEC to register such entity as an investment company under the 1940 Act, or the most recently filed amendment thereto. The Account 1940 Act Registration Statement is described more specifically on Schedule 2 to this Agreement. The Trust 1940 Act Registration Statement was filed on Form N-1A (File No. 811-8748).

     1.15. "Statement of Additional Information" -- with respect to the Trust or a class of Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act.

     1.16.  "SEC" -- the Securities and Exchange Commission.

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     1.17.  "1933 Act" -- the Securities Act of 1933, as amended.

     1.18.  "1940 Act" -- the Investment Company Act of 1940, as amended.


ARTICLE II.  Sale of Trust Shares
             --------------------

     2.1. The Trust shall make shares of those Series listed on Schedule 3 to this Agreement available for purchase by the Company on behalf of the Account, such purchases to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing, (i) other than those Series listed on Schedule 3, Trust Series in existence now or that may be established in the future will be made available to the Company only as the Trust and the Company may agree pursuant to Article XI hereof, and (ii) the Board of Trustees of the Trust (the "Trust Board") may suspend or terminate the offering of Trust shares of any Series, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trust Board acting in good faith and in light of its fiduciary duties under Federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of any Series (it being understood that "shareholders" for this purpose shall mean Product Owners and Qualified Participants).

     2.2. The Trust shall redeem, at the Company's request, any full or fractional shares of the Trust held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section
2.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Trust shares attributable to Contract Owners except in the circumstances permitted in Section 2.7 of this Agreement, and (ii) the Trust may delay redemption of Trust shares of any Series to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder, and the Trust Prospectus.

     2.3.

          (a) The Trust hereby appoints the Company as its designee for the limited purpose of receiving purchase and redemption requests from the Account based on allocations of net amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Purchase and redemption requests shall be processed by the Trust at the net asset value per share next calculated after the Trust receives such request. The Trust shall calculate its net asset value per share at the Trust's close of business on each Business Day (as defined from time to time in the Trust Prospectus), and which as of the date of execution of this Agreement is the time of the close of regular session trading on the New York Stock Exchange, which is generally 4:00 p.m. Eastern Time. Receipt of any such request on any Business Day by the Company as designee of the Trust prior to the Trust's close of business shall constitute receipt by the Trust on that same Business Day, provided that the Trust receives notice of such request by 10 a.m. Eastern Time on the next following Business Day.

          (b) The Company shall pay for shares of each Series on the same day that it notifies the Trust of a purchase request for such shares. Payment for Series shares shall be made

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in Federal funds transmitted to the Trust by wire by 2:30 p.m. Eastern Time on the day the Trust is notified of the purchase request for Series shares (unless the Trust determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Series effected pursuant to redemption requests tendered by the Company on behalf of the Account). If payment in Federal funds for any purchase is not received, or is received by the Trust after 3 p.m. Eastern Time on such Business Day, the Company shall promptly, upon the Trust's request, reimburse the Trust for any charges, costs, fees, interest or other expenses incurred by the Trust in connection with any advances to, or borrowings or overdrafts by, the Trust, or any similar expenses incurred by the Trust, as a result of portfolio transactions effected or dilution suffered by the Trust based upon such failure to receive the funds by 3:00 p.m. Eastern Time. If Federal funds are not received on time, such funds will be invested, and Series shares purchased thereby will be issued, as soon as practicable. Upon receipt of Federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

          (c) Payment for Series shares redeemed by the Account or the Company shall be made in Federal funds transmitted by wire to the Company or any other designated person by 3:00 p.m. Eastern Time on the Business Day during which the Trust is properly notified of the redemption order of Series shares (unless redemption proceeds are to be applied to the purchase of Trust shares of other Series in accordance with Section 2.3(b) of this Agreement), except that (i) the Trust reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act; and (ii) the Trust reserves the right to effect payment of redemptions in kind, but only to the extent described in the Trust Prospectus. The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds under the Contracts; the Company alone shall be responsible for such action.

     2.4. The Trust shall use reasonable efforts to make the net asset value per share for each Series available to the Company by 6:30 p.m. Eastern Time each Business Day, and shall use its best efforts to make the net asset value available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Series is calculated, and shall calculate such net asset value in accordance with the Trust Prospectus. Neither the Trust, any Series, the Investment Adviser, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any other Participating Company to the Trust or the Investment Adviser.

     2.5. The Trust shall furnish notice to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Series shares. The Trust shall notify the Company promptly of the number of Series shares so issued as payment of such dividends and distributions. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Series shares in the form of additional shares of that Series. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gains distributions in cash.

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     2.6.  Issuance and transfer of Trust shares shall be by book entry only.
Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

     2.7.

          (a) The Company shall invest amounts available for investment under the Contracts in the Series of the Trust specified in Schedule 3 in accordance with allocation instructions received from Contract Owners, it being understood that no changes shall be made to Schedule 3 without the prior written consent of the Trust and the Investment Adviser. The Company may withdraw the Account's investment in the Trust or a Series of the Trust only: (i) as necessary to facilitate Contract Owner requests; (ii) upon a determination by a majority of the Trust Board, or a majority of disinterested Trust Board members, that an irreconcilable material conflict exists among the interests of (x) all Product Owners or (y) the interests of the Participating Insurance Companies and/or Qualified Entities investing in the Trust; (iii) in the event that the shares of another investment company are substituted for series shares in accordance with the terms of the Contracts upon the (x) requisite vote of the Contract Owners having an interest in the affected Series and the written consent of the Trust (unless otherwise required by applicable law) or (y) upon issuance of an SEC exemptive order pursuant to Section 26(b) of the 1940 Act permitting such substitution; or (iv) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application.

          (b) The Company shall not, without prior written notice to the Trust (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

          (c) The Company shall not, without the prior written consent of the Trust (unless otherwise required by applicable law), solicit, induce or encourage Contract Owners to change or modify the Trust or change the Trust's investment adviser.

          (d) Notwithstanding Section 2.7(a) of this Agreement, the Company and the Trust acknowledge that the arrangement contemplated by this Agreement is not exclusive; Trust shares may be sold to other insurance companies; and the cash value of the Contracts may be invested in other investment companies, provided, however, that (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of the Trust; or (b) the Company gives the Trust 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and appears on Schedule 3 to this Agreement; or (d) the Trust consents to the use of such other investment company, such consent not to be unreasonably withheld.

     2.8. The Trust shall sell Trust shares only to Participating Insurance Companies and their separate accounts and to Qualified Entities. The Trust shall not sell Trust shares to any

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insurance company or separate account unless an agreement containing provisions substantially the same as Article V and Article VII of this Agreement is in effect to govern such sales.


ARTICLE III.  Representations and Warranties
              ------------------------------

     3.1. The Company represents and warrants that: (i) the Company is an insurance company duly organized and in good standing under New York law; (ii) the Account is a validly existing separate account, duly established and maintained in accordance with applicable law; (iii) the Account 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Account is duly registered as a unit investment trust thereunder; (iv) the Contracts Registration Statement has been declared effective by the SEC; (v) the Contracts will be issued in compliance in all material respects with all applicable Federal and state laws; and (vi) the Contracts currently are and at the time of issuance will be treated as annuity contracts under applicable provisions of the Code.

     3.2. The Trust represents and warrants that: (i) the Trust is an unincorporated business trust duly formed and validly existing under Massachusetts law; (ii) the Trust 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Trust is duly registered as an open-end management investment company thereunder; (iii) the Trust Registration Statement has been declared effective by the SEC; (iv) the Trust shares will be issued in compliance in all material respects with all applicable federal laws; (v) the Trust will remain registered under and will comply in all material respects with the 1940 Act; (vi) the Trust currently qualifies as a "regulated investment company" under Subchapter M of the Code and is in compliance with Section 817(h) of the Code; and (vii) the Trust's investment policies are in material compliance with any investment restrictions set forth on Schedule 4 to this Agreement. Subject to Section 4.5 of this Agreement, the Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state. Further, the Trust shall register and qualify its shares for sale under the securities laws of any state only if and to the extent that such registration and qualification is deemed to be advisable by the Trust.

     3.3. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

     3.4. Each party represents and warrants that all of its directors, officers and employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the amount required by the federal securities laws or any self-regulatory organization applicable to such party. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. Each party agrees to make

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reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and each agrees to notify the other party promptly in the event that such coverage no longer applies.


ARTICLE IV.  Filings, Information and Expenses
             ---------------------------------

     4.1. The Trust shall amend the Trust Registration Statement and the Trust 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of Trust shares and to maintain the Trust's registration under the 1940 Act for so long as Trust shares are sold or any Trust shares are outstanding.

     4.2. The Company shall amend the Contracts Registration Statement and the Account 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall maintain a current effective Contracts Registration Statement and the Account's registration under the 1940 Act for so long as the Contracts are outstanding, unless (a) a no-action letter from the SEC has been obtained by the Company to the effect that such registration statement need no longer be maintained; or (b) the Company has supplied the Trust with an opinion of counsel to the effect that maintaining such registration statement is no longer required; or (c) the Company has notified the Trust in writing that, with respect to such registration statement, the Company meets the terms and conditions of, and is relying on, Great West Life & Annuity Insurance Company (pub. avail. Oct. 23, 1990), and any subsequent no-action letter released by the staff of the SEC addressing the same subject matter. The Company shall file, register, qualify and obtain approval of the Contracts for sale to the extent required by applicable insurance and securities laws of the various states.

     4.3. The Trust shall provide the Company with as many copies of the Trust Prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Trust shall provide such documentation (including a final copy of the Trust Prospectus in 8-1/2" X 11" size camera-ready form at the Trust's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the Trust Prospectus is more frequently amended) to have the Contracts Prospectus and Trust Prospectus printed together in one document.

     4.4. The Company shall deliver Contracts, Contracts and Trust Prospectuses, Contracts and Trust Statements of Additional Information, and all amendments or supplements to any of the foregoing to Contract Owners and prospective Contract Owners, all in accordance with the federal securities laws.

     4.5. The Company shall inform the Trust of any investment restrictions imposed by New York insurance law that may become applicable to the Trust from time to time as a result of the Account's investment therein (including, but not limited to, restrictions with respect to fees and expenses and investment policies), other than those set forth on Schedule 4 to this Agreement. In addition, the Company shall inform the Trust of any other investment restrictions

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imposed by state insurance law that the Company is aware may become applicable to the Trust from time to time as a result of the Account's investment therein (including, but not limited to, restrictions with respect to fees and expenses and investment policies), other than those set forth on Schedule 4 to this Agreement. Upon receipt of any such information from the Company, the Trust shall determine whether it is in the best interests of shareholders (it being understood that "shareholders" for this purpose shall mean Product Owners and Qualified Participants) to comply with any such restrictions. If the Trust, acting reasonably and in good faith, determines that it is not in the best interests of shareholders, the Trust shall so inform the Company, and the Trust and the Company shall discuss alternative accommodations in the circumstances. If the Trust determines that it is in the best interests of shareholders to comply with such restrictions, the Trust and the Company shall amend Schedule 4 to this Agreement to reflect such restrictions. The Trust shall comply with
Schedule 4 to this Agreement as in effect from time to time.

     4.6. All expenses incident to each party's performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by such party to the extent permitted by law.

          (a) Expenses assumed by the Trust include, but are not limited to, the costs of: registration and qualification of the Trust shares under the federal securities laws; preparation and filing with the SEC of the Trust Prospectus, Trust Registration Statement, Trust proxy materials and shareholder reports; the printing and mailing of all proxy statements and periodic reports; the preparation of camera-ready copy of Trust Prospectuses and Statements of Additional Information required to be provided by the Trust to its then-current shareholders; preparation of all statements and notices required by any Federal or state securities law; all taxes on the issuance or transfer of Trust shares; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 relating to the Trust; and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Trust shall pay no fee or other compensation to the Company under this Agreement, and shall not be charged for the costs of printing and mailing to prospective Contract Owners copies of the Trust Prospectus, Trust Statement of Additional Information, notices, proxy statements, periodic reports, or other printed materials.

          (b) Expenses assumed by the Company include, but are not limited to, the costs of: registration and qualification of the Contracts under the federal securities laws; preparation and filing with the SEC of the Contracts Prospectus, Contracts Registration Statement, and Contract Owner reports; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 relating to the Contracts; and the printing and mailing of all periodic reports, Contracts Prospectuses, Statements of Additional Information, and notices to current and prospective Contract Owners required by any Federal or state insurance law other than those paid for by the Trust.

     4.7. No piece of advertising or sales literature or other promotional material in which the Trust is named shall be used, except with the prior written consent of the Trust. Any such piece shall be furnished to the Trust for such consent prior to its use. The Trust shall respond to any request for written consent on a prompt and timely basis, but failure to respond shall not

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relieve the Company of the obligation to obtain the prior written consent of the
Trust. The Trust may at any time in its sole discretion revoke such written consent, and upon notification of such revocation, the Company shall no longer use the material subject to such revocation. The Trust may delegate its rights and responsibilities under this provision to the Investment Adviser.

     4.8. No piece of advertising or sales literature or other promotional material in which the Company is named shall be used, except with the prior written consent of the Company. Any such piece shall be furnished to the Company for such consent prior to its use. The Company shall respond to any request for written consent on a prompt and timely basis, but failure to respond shall not relieve the Trust of the obligation to obtain the prior written consent of the Company. The Company may at any time in its sole discretion revoke such written consent, and upon notification of such revocation, the Trust shall no longer use the material subject to such revocation.

     4.9. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust other than the information or representations contained in the Trust Registration Statement or Trust Prospectus or in reports or proxy statements for the Trust which are in the public domain or approved in writing by the Trust for distribution to Contract Owners, or in sales literature or other promotional material approved in accordance with Section 4.7 of this Agreement, except with the prior written consent of the Trust.

     4.10. The Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account or the Contracts other than the information or representations contained in the Contracts Registration Statement or Contracts Prospectus or in reports of the Account which are in the public domain or approved in writing by the Company for distribution to Contract Owners, or in sales literature or other promotional material approved in accordance with Section 4.8 of this Agreement, except with the prior written consent of the Company.

     4.11. Each party shall provide to the other at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Trust, the Contracts or the Account, as the case may be, promptly after the filing by or on behalf of such party of such document with the SEC or other regulatory authorities. Each party shall provide to the other any complaints from Contract Owners pertaining to the Contracts.

     4.12. Each party shall provide to the other upon request copies of draft versions of any Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, to the extent that the other party reasonably needs such information for purposes of preparing a report or other filing to be filed with or submitted to a regulatory agency. If a party requests any such information before it has been filed, the other party will provide the requested information if then available and in the version then available at the time of such request.

     4.13. Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.

     4.14. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any material constituting sales literature or advertising under the NASD rules, the 1940 Act or the 1933 Act.

     4.15. No party shall use any other party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such party.

     4.16. To the extent required by applicable law, including the administrative requirements of regulatory authorities, or as mutually agreed between the Company and the Trust, the Company reserves the right to modify the Contracts in any respect whatsoever. The Company reserves the right in its sole discretion to suspend the sale of Contracts, in whole or in part, or to accept or reject any application for the purchase of a Contract. The Company agrees to notify the Trust promptly upon the occurrence of any event the Company believes might necessitate a material modification of the Contracts or suspension of Contract sales; in the case of an anticipated material modification of the Contracts, written notice of such modification shall be provided to the Trust at least sixty (60) days prior to the date that such material modification of the Contracts shall be effective.


ARTICLE V.  Voting of Trust Shares
            ----------------------

     With respect to any matter put to vote by the holders of Trust shares or Series shares ("Voting Shares"), the Company shall:

          (a) solicit voting instructions from Contract Owners to which Voting Shares are attributable;

          (b) vote Voting Shares of each Series attributable to Contract Owners in accordance with instructions or proxies timely received from such Contract Owners;

          (c) vote Voting Shares of each Series attributable to Contract Owners for which no instructions have been received in the same proportion as Voting Shares of such Series for which instructions have been timely received; and

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

          (d) vote Voting Shares of each Series held by the Company on its own behalf or on behalf of the Account that are not attributable to Contract Owners in the same proportion as Voting Shares of such Series for which instructions have been timely received.

     The Company shall be responsible for assuring that voting privileges for the Account are calculated in a manner consistent with the provisions set forth above.

ARTICLE VI.  Compliance with Code
             --------------------

     6.1. The Trust shall comply with Section 817(h) of the Code and the regulations issued thereunder to the extent applicable to the Trust as a fund underlying the Account, and shall notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     6.2. The Trust shall maintain its qualification as a registered investment company (under Subchapter M of the Code or any successor or similar provision), and shall notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     6.3. The Company shall ensure the continued treatment of the Contracts as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code and shall notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.


ARTICLE VII.  Potential Conflicts
              -------------------

     The parties to this Agreement acknowledge that the Trust may file an application with the SEC to request an order granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Trust shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies, as well as by Qualified Entities. Any conditions or undertakings that may be imposed on the Company and the Trust by virtue of such order shall be incorporated herein by this reference, as of the date such order is granted, as though set forth herein in full, and the parties to this Agreement shall comply with such conditions and undertakings to the extent applicable to each such party. The Trust will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings imposed by virtue of such order and incorporated by reference herein on the parties to such agreement.


ARTICLE VIII.  Indemnification
               ---------------

     8.1. The Company shall indemnify and hold harmless the Trust and each person who controls the Trust within the meaning of such term under Section 15 of the 1933 Act (but not any Participating Insurance Companies or Qualified Entities) and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Trust for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature or promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust Registration Statement, Trust Prospectus or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Trust by or on behalf of the Company; or

          (c) arise out of or are based upon any wrongful conduct of the Company or persons under its control (or subject to its authorization or supervision) with respect to the sale or distribution of the Contracts or Trust shares; or

          (d) arise as a result of any failure by the Company, or persons under its control (or subject to its authorization), to perform its obligations under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the undertaking specified in Article VI of this Agreement, unless such failure is a result of the Trust's material breach of this Agreement); or

          (e) arise out of any material breach by the Company of this Agreement, including but not limited to any failure to transmit a request for redemption or purchase of Trust shares on a timely basis in accordance with the procedures set forth in Article II.

This indemnification will be in addition to any liability that the Company may otherwise have; provided, however, that no person otherwise entitled to indemnification pursuant to this Section 8.1 shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     8.2. The Trust shall indemnify and hold harmless the Company and each person who controls the Company within the meaning of such term under Section 15 of the 1933 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust Registration Statement, Trust Prospectus or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of the Company to the Trust for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by or on behalf of the Trust to the Company; or

          (c) arise out of or are based upon wrongful conduct of the Trust or persons under its control (or subject to its authorization) with respect to the sale or distribution of the Contracts or the Trust shares; or

          (d) arise as a result of any failure by the Trust to perform its obligations under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the undertakings specified in Article VI of this Agreement, unless such failure is a result of the Company's material breach of this Agreement); or

          (e) arise out of any material breach by the Trust of this Agreement.

For purposes of Section 8.2(c) above, persons under the Trust's control or subject to its authorization shall not include any persons under the Company's control or subject to the Company's authorization or supervision.

          This indemnification will be in addition to any liability that the Trust may otherwise have; provided, however, that no person otherwise entitled to indemnification pursuant to this Section 8.2 shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     8.3. After receipt by a party entitled to indemnification ("indemnified party") under this Article VIII of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article VIII ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article VIII, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.


ARTICLE IX.  Applicable Law
             --------------

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Massachusetts, without giving effect to the principles of conflicts of laws.

     9.2. This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.


ARTICLE X.  Termination
            -----------

     10.1. This Agreement shall not terminate as to any Series of the Trust until the Account no longer invests in that Series and the Company has confirmed in writing to the Trust that it no longer intends to invest in such Series. However, certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.2 and 10.3 and the Company may be required to redeem shares pursuant to Section 10.4 or in circumstances contemplated by Article VII.

     10.2. The obligation of the Trust to make Series shares available to the Company for purchase pursuant to Article II of this Agreement shall terminate at the option of the Trust upon written notice to the Company as provided below:

          (a) at any time more than two years after the date of this Agreement, upon 60 days prior written notice;

          (b) upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Trust shares, or an expected or anticipated ruling, judgment or outcome which would, in the Trust's reasonable judgment exercised in good faith, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder, such termination effective upon 15 days prior written notice;

          (c) in the event that any Contracts are not registered, issued, sold, or administered in accordance with applicable Federal and/or state law, including Federal income tax law ("Non-Complying Contracts"), then with respect to such Non-Complying Contracts, such termination effective upon 5 days prior written notice;

          (d) if the Trust shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust, such termination effective upon 30 days prior written notice;

          (e) upon the Company's assignment of this Agreement (including, without limitation, any transfer of the Contracts or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the Trust consents thereto, such termination effective upon 30 days prior written notice;

          (f) if the Company is in material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the Trust within 30 days after written notice of such breach has been delivered to the Company; or

          (g) upon termination, as to a Series, pursuant to Section 10.1 or notice from the Company pursuant to Section 10.3, such termination hereunder effective upon 15 days prior written notice unless a longer notice and cure period is provided in Section 10.1 or Section 10.3, as applicable, in which case the longer notice and cure period shall apply.

Notwithstanding an exercise of its option to terminate its obligation to make Shares available to the Company, the Trust shall continue to make Trust shares available to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as "Existing Contracts") to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. Existing Contracts shall not include Non-Complying Contracts, if any. In the event that the Trust terminates this Agreement, the Trust shall promptly notify the Company whether the Trust is electing to make Trust shares available after termination for Non-Complying Contracts (or a class thereof). In determining whether to make Shares available for such Non-Complying Contracts (or a class thereof), the Trust shall act in good faith giving due consideration to the interests of owners of such Non-Complying Contracts (or a class thereof).

     10.3. Subject to compliance with applicable law, the Company may elect to cease investing in a Series or the Trust or promoting a Series or the Trust as an investment option under the Contracts, or withdraw its investment in a Series or the Trust, upon the occurrence of one of the following events, upon 30 days prior written notice to the Trust, unless otherwise provided below:

          (a) at any time more than two years after the effective date of this Agreement, upon 60 days prior written notice;

          (b) as to a Series, if shares of such Series are not reasonably available to meet the requirements of the Contracts as determined by the Company, and the Trust, after receiving written notice from the Company of such non-availability, fails to make available a sufficient number of Trust shares to meet the requirements of the Contracts within 10 days after receipt thereof, it being understood that, in such event, the Company's rights pursuant to this
Section 10.3 shall be limited to such Series;

          (c) as to the Trust, upon institution of formal proceedings against the Trust by the NASD, the SEC or any state securities or insurance commission or any other regulatory body, upon 15 days prior written notice;

          (d) as to a Series or the Trust, as applicable, if such Series or the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if such Series or the Trust may fail to so qualify, and the Trust, upon written request, fails to provide reasonable assurance acceptable to the Company that it will take action to cure or correct such failure, it being understood that, if the event does not involve all Series, the Company's rights pursuant to this Section 10.3 shall be limited to the affected Series;

          (e) as to a Series or the Trust, as applicable, if such Series or the Trust fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder and the Trust, upon written request, fails to provide reasonable assurance acceptable to the Company that it will take action to cure or correct such failure, it being understood that, if the event does not involve all Series, the Company's rights pursuant to this Section
10.3 shall be limited to the affected Series;

          (f) as to a Series or the Trust, as applicable, if such Series or Trust ceased to qualify as a Regulated Investment Company or failed to meet the diversification requirements specified in Section 817(h) of the Code, and the Trust failed to cure such failure within the time period agreed upon when reasonable assurances were accepted by the Company, it being understood that, if the failure does not involve all Series, the Company's rights pursuant to this
Section 10.3 shall be limited to the affected Series;

          (g) as to a Series or the Trust, as applicable, if the Trust informs the Company pursuant to Section 4.5 that such Series or the Trust will not comply with investment restrictions as requested by the Company and the Trust and the Company are unable to agree upon any reasonable alternative accommodations, it being understood that, if the event does not involve all Series, the Company's rights pursuant to this Section 10.3 shall be limited to the affected Series;

          (h) if the Trust is in material breach of a provision of this Agreement, which breach has not been cured to the satisfaction of the Company within 30 days after written notice of such breach has been delivered to the Trust;

          (i) with respect to any Series, in the event any of the Series shares are not registered, issued or sold in accordance with applicable state and/or Federal law or such law precludes the use of such Series shares as the underlying investment medium of the Contracts, such termination effective upon 5 days prior written notice; or

          (j) if the Company shall determine, in its sole judgment exercised in good faith, that either (1) the Trust or the Investment Adviser shall have suffered a material adverse change in its business or financial condition or (2) the Trust or the Investment Adviser shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Contracts, such termination effective upon 30 days prior written notice.

     10.4. The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if any such Contracts may fail to so qualify (in either case, other than solely as a result of the Trust's failure to comply with Section 817(h) of the Code), the Trust shall have the right to require the Company to redeem Trust shares attributable to such Non-Complying Contracts upon notice to the Company and the Company shall so redeem such shares in order to ensure that the Trust complies with the provisions of Section 817(h) of the Code applicable to ownership of Trust Shares. Notice to the Company shall specify the period of time the Company has to redeem the Trust shares or to make other arrangements satisfactory to the Trust and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. The Company agrees to redeem Trust shares in the circumstances described herein.

ARTICLE XI.  Applicability to New Accounts and New Contracts
             -----------------------------------------------

     The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts or Series, or additions of new classes of Contracts to be issued by the Company through separate accounts investing in the Trust. The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series and Accounts, effective as of the date of amendment of such Schedule, unless the context otherwise requires.


ARTICLE XII.  Non-Liability of Trustees and Shareholders
              ------------------------------------------

     Any obligation of the Trust hereunder shall be binding only upon the assets of the Trust (or applicable Series thereof) and shall not be binding upon any trustee, officer, employee, agent or shareholder of the Trust. Neither the authorization of any action by the Trust Board or shareholders of the Trust, nor the execution of this Agreement on behalf of the Trust, shall impose any liability upon any trustee, officer, or shareholder of the Trust.


ARTICLE XIII.  Notices
               -------

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

     Merrillyn J. Kosier
     Vice President
     Wanger Advisors Trust
     227 West Monroe Street, Suite 3000
     Chicago, Illinois 60606

If to the Company:

     John P. Fendig
     Providian Corporation
     400 West Market Street
     Louisville, Kentucky  40202

with a copy to:

     First Providian Life and Health Insurance Company
     Attention:  Marketing Director

     520 Columbia Drive
     Johnson City, New York 13790


ARTICLE XIV.  Miscellaneous
              -------------

     14.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     14.2. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

     14.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     14.4. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     14.5. Subject to the requirements of legal process and regulatory authority, the Trust shall treat as confidential the names and addresses of the Contract Owners and all information reasonably identified as confidential in writing by the Company and except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the Company until such time as it may come into the public domain.

     14.6. This Agreement or any of the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of all other parties.

     14.7. Notwithstanding the provisions of Article VII of this Agreement, the Trust acknowledges that it has no intention to file an application with SEC to permit Trust shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.


                            FIRST PROVIDIAN LIFE AND
                            HEALTH INSURANCE COMPANY
                             (Company)


Date:  November 18, 1996    By:    /s/ Gregory J. Garvin
                            Name:  Gregory J. Garvin
                            Title: Vice President


                            WANGER ADVISORS TRUST
                             (Trust)


                            By:     /s/ Charles P. McQuaid
                            Name:   Charles P. McQuaid
                            Title:  Senior Vice President

                                  Schedule 1
                                  ----------

                            Accounts of the Company
                            Investing in the Trust

Effective as of the date the Agreement was executed, the following separate accounts are subject to the Agreement:

================================================================================
Name of Account and                Date          SEC 1940 Act        Type of
 Subaccounts                  Established by     Registration        Product
                                 Board of           Number         Supported by
                               Directors of                          Account
                               the Company
================================================================================
First Providian Life and     November 4, 1994       811-9062         Variable
Health Insurance Company                                             Annuity
  Separate Account C

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

Effective as of _____________, the following separate accounts are hereby added to this Schedule 1 and made subject to the Agreement:

================================================================================
Name of Account and                Date          SEC 1940 Act        Type of
 Subaccounts                  Established by     Registration        Product
                                 Board of           Number         Supported by
                               Directors of                          Account
                               the Company
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

IN WITNESS WHEREOF, the Trust and the Company hereby amend this Schedule 1 in accordance with Article XI of the Agreement.


/s/ Charles P. McQuaid                  /s/ Gregory J. Garvin
Wanger Advisors Trust                   First Providian Life and Health
                                        Insurance Company

                                  Schedule 2
                                  ----------

                             Classes of Contracts
                        Supported by Separate Accounts
                             Listed on Schedule 1


Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:


================================================================================
                             SEC 1933 Act                 Name of Supporting
Contract Marketing Name      Registration Number          Account
================================================================================

First Providian Life and         File No. 33-94204        First Providian Life
Health Insurance                                         and Health Insurance
Advisor's Edge                                             Company Separate
                                                                Account C
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

Effective as of _______, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:

================================================================================
                             SEC 1933 Act               Name of Supporting
Contract Marketing Name      Registration Number        Account
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

IN WITNESS WHEREOF, the Trust and the Company hereby amend this Schedule 2 in accordance with Article XI of the Agreement.


/s/ Charles P. McQuaid                  /s/ Gregory J. Garvin
Wanger Advisors Trust                  First Providian Life and Health Insurance
                                       Company

                                  Schedule 3
                                  ----------

                         Trust Series Available Under
                            Each Class of Contracts


Effective as of the date the Agreement was executed, the following Trust Series are available under the Contracts:

================================================================================
  Contracts Marketing Name             Trust Series
================================================================================

  First Providian Life and Health      .  Wanger U.S. Small Cap
  Insurance Advisor's Edge                Advisor
                                       .  Wanger International Small
                                          Cap Advisor
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

Effective as of the date the Agreement was executed, the following other funding vehicles are available under the Contracts:

================================================================================
  Contracts Marketing Name             Funding Vehicle
================================================================================
  First Providian Life and Health      .  DFA Investment Dimensions
  Insurance Advisor's Edge                Group, Inc.
                                       .  Insurance Management Series
                                          (Federated)
                                       .  The Montgomery Funds III
                                       .  Weiss, Peck & Greer
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


================================================================================

Effective as of __________________, this Schedule 3 is hereby amended to reflect the following changes in Trust Series:


=======================================================================
  Contracts Marketing Name                 Trust Series
=======================================================================

-----------------------------------------------------------------------

-----------------------------------------------------------------------

=======================================================================

IN WITNESS WHEREOF, the Trust and the Company hereby amend this Schedule 3 in accordance with Article XI of the Agreement.


/s/ Charles P. McQuaid                 /s/ Gregory J. Garvin
Wanger Advisors Trust                  First Providian Life and Health Insurance
                                       Company

                                  Schedule 4
                                  ----------

                            Investment Restrictions
                            Applicable to the Trust

Effective as of the date the Agreement was executed, the following New York investment restrictions are applicable to the Trust:


                                     NONE



Effective as of ___________________, this Schedule 4 is hereby amended to reflect the following changes:



IN WITNESS WHEREOF, the Trust and the Company hereby amend this Schedule 4 in accordance with Article XI of the Agreement.


/s/ Charles P. McQuaid                 /s/ Gregory J. Garvin
Wanger Advisors Trust                  First Providian Life and Health Insurance
                                       Company

                  AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT



     THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT, made and entered into as of this 16th day of December, 1996, supplementing and amending the Participation Agreement made and entered into the 15th day of November, 1996 (the "Original Participation Agreement," and together with this Amendment No. 1, the "Agreement") by and between WANGER ADVISORS TRUST, an unincorporated business trust formed under the laws of Massachusetts (the "Trust"), and FIRST PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY, a New York life insurance company (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Agreement.

     WHEREAS, the Trust currently serves as an investment vehicle for certain accounts of the Company pursuant to the Original Participation Agreement; and

     WHEREAS, the Trust has applied for an order from the Securities and Exchange Commission (the "SEC") (File No. 812-10198), granting Participating Insurance Companies (as defined in the Original Participation Agreement) and variable annuity and variable life separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act (as defined in the Original Participation Agreement) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust and each Series thereof to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans outside of the separate account context (the "Exemptive Order"); and

     WHEREAS, the Company and the Trust have agreed to hereby supplement and amend the Original Participation Agreement in order to reflect the conditions and undertakings that are expected to be imposed on the Company and the Trust by virtue of such Exemptive Order;

     NOW, THEREFORE, in consideration of their mutual promises, the Trust and the Company agree as follows:

SECTION 1.  Definitions

     For all purposes of this Amendment No. 1, except as otherwise expressly provided or unless the context otherwise requires:

     (1) All references in this Amendment No. 1 and the Original Participation Agreement to designated "Articles" and other subdivisions are to the designated Articles and other subdivisions of the Original Participation Agreement. The words "herein," "hereof," "hereto," "hereby" and "hereunder" and other words of similar import refer to this Amendment No. 1 as a whole and not to any particular "Section" or other subdivision.

     (2) All terms used herein and not otherwise defined shall have the same meanings as those given to such terms in the Original Participation Agreement, and include the plural as well as the singular, and the Original Participation Agreement is hereby amended to included any terms defined herein.

     (3) Any references to the "Agreement" in the original Participation Agreement are hereby amended to include, collectively, the Original Participation Agreement and this Amendment No. 1.

SECTION 2.  Amendment to Article VII

     Article VII of the Original Participation Agreement is hereby amended to read in its entirety as follows:

"ARTICLE VII.  Potential Conflicts and Compliance With
                    Exemptive Order


          7.1 The Trust Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Contract Owners of all Participating Accounts and of Qualified Participants investing in the Trust and each Series thereof. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Series are managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners; or (g) if applicable, a decision by a Qualified Entity to disregard the voting instructions of Qualified Participants. The Trust Board shall promptly inform the Company in writing if it determines that a material irreconcilable conflict exists and the implications thereof.

          7.2 The Company shall report any potential or existing conflicts to the Trust Board. The Company will be responsible for assisting the Trust Board in carrying out its responsibilities by providing the Trust Board with all information reasonably necessary for the Trust Board to consider any issues raised. This responsibility includes, but is not limited to, an obligation by the Company to inform the Trust Board whenever it has determined to disregard Contract Owner voting instructions. Such responsibilities shall be carried out by the Participants with a view only to the interests of Contract Owners.

          7.3 If it is determined by a majority of the Trust Board, or a majority of the members of the Trust Board who are not interested persons of the Trust, the Investment Adviser or any sub-adviser to any of the Series (the "Independent Trustees"), that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of


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

     the Independent Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict including: (a) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Series and reinvesting such assets in a different investment medium, which may include another Series of the Trust, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract Owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

          7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract Owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the Account's investment in the Trust and terminate this Agreement and no charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Investment Adviser and the Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

          7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six months after the Trust Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict. Until the end of the foregoing six month period, the Investment Adviser and the Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

          7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust or the Investment Adviser be required to establish a new funding medium for the Contracts. The Company shall not be required by
     Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract Owners materially adversely affected by the material irreconcilable conflict. In the event that the Trust Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Trust

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

     and terminate this Agreement within six (6) months after the Trust Board informs the Company in writing of the foregoing determination.


          7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then (a) the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Article V and Sections 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

          7.8 The Company shall at least annually submit to the Trust Board such reports, materials or data as the Trust Board may reasonably request so that the Trust Board may fully carry out its obligations under the Exemptive Order; provided, however, that the Board may require the submission of such reports on data on a more frequent basis if it so deems appropriate.

          7.9 The Company, or any affiliate, will maintain at its home office, available to the SEC, (a) a list of its officers, directors and employees who participate directly in the management of administration of any Account and/or (b) a list of its agents who, as registered representatives, offer and sell Contracts."

SECTION 3.  Schedules

     Schedules 1,2 and 3 to the Original Participation Agreement are hereby amended to read as Schedules 1, 2 and 3 to this Amendment No. 1, respectively.

SECTION 4.  Miscellaneous

     4.1 The captions in this Amendment No. 1 are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     4.2 This Amendment No. 1 may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

     4.3 If any provisions of this Amendment No. 1 shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed in its name and behalf by its duly authorized office on the date specified below.

                                      FIRST PROVIDIAN LIFE AND
                                      HEALTH INSURANCE COMPANY
                                       (Company)

Date: December 16, 1996               By:  /s/ Gregory J. Garvin
                                      Name: Gregory J. Garvin
                                      Title: Vice President

                                      WAGNER ADVISORS TRUST
                                        (Trust)

                                      By:  /s/ Charles P. McQuaid
                                      Name: Charles P. McQuaid
                                      Title: Senior Vice President

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